HARDING, LOEVNER FUNDS, INC.

POWER OF ATTORNEY

The undersigned director of Harding, Loevner Funds, Inc. (the “Fund”) hereby constitutes and appoints each of Richard Reiter, Lori Renzulli, Charles Todd, Owen Meacham, and Marcia Lucas her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, and with full power to sign for her, in her name and in any and all capacities, any amendments to the Fund’s registration statement on Form N-1A, and all instruments or documents necessary or desirable in connection therewith, and to file the same with the U.S. Securities and Exchange Commission, hereby ratifying and confirming all that each such attorney-in-fact, or her substitute or substitutes, may do or cause to be done by virtue thereof.

This Power of Attorney may be signed in one or more counterparts, each of which individually shall be deemed to be an original and all of which taken together shall constitute one and the same power of attorney.

IN WITNESS WHEREOF, the undersigned has subscribed her name on this 18th day of March, 2015.

Signature	Title

/s/ Carolyn Ainslie
Carolyn Ainslie	Director